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                        AMERICAN TECHNICAL CERAMICS CORP.

                              LETTER OF TRANSMITTAL

                        PURSUANT TO THE OFFER TO EXCHANGE
                 CERTAIN OUTSTANDING OPTIONS TO PURCHASE SHARES
              OF COMMON STOCK OF AMERICAN TECHNICAL CERAMICS CORP.
      HAVING AN EXERCISE PRICE PER SHARE OF $19.50 OR MORE FOR NEW OPTIONS

                     THE OFFER AND WITHDRAWAL RIGHTS EXPIRE
                AT 5:00 P.M., EASTERN TIME, ON FEBRUARY 13, 2002,
        UNLESS THE OFFER IS EXTENDED BY AMERICAN TECHNICAL CERAMICS CORP.

Each option holder electing to tender his or her options pursuant to the related offer to exchange must send this signed and completed Letter of Transmittal along with any other required documents to American Technical Ceramics Corp. by fax, regular mail, overnight delivery or hand delivery to the following address:

                        American Technical Ceramics Corp.
                          Attention: Ms. Kathleen Kelly
                                 17 Stepar Place
                       Huntington Station, New York 11747
                            Telephone: (631) 622-4710
                            Facsimile: (631) 622-4610

     Delivery of this Letter of Transmittal to an address other than as set forth above or transmission via facsimile to a number other than as set forth above or transmission via e-mail will not constitute a valid delivery.

     Pursuant to the terms and subject to the conditions of the Offer to Exchange, dated January 16, 2002, and this Letter of Transmittal, I, the undersigned, hereby tender the following options to purchase shares ("Option Shares") of common stock, par value $.01 per share (the "Common Stock"), of American Technical Ceramics Corp. (the "Company") outstanding under the American Technical Ceramics Corp. 1997 Stock Option Plan and the American Technical Ceramics Corp. 2000 Incentive Stock Plan (each, an "eligible option plan," and together, the "eligible option plans"), having an exercise price per share of $19.50 or more (to validly tender such options you must mark one of the boxes below and complete the table below in accordance with Instructions 2 and 3 hereof):

     [ ] All of my eligible option grants as provided below; or

     [ ] The following eligible option grants as provided below:

                                                                    NUMBER OF OPTION SHARES
     GRANT           GRANT DATE         EXERCISE PRICE              TO BE TENDERED (MUST BE
     NUMBER         OF OPTION (1)         OF OPTION               IN WHOLE OPTION SHARES) (2)
     ------         -------------         ---------               ---------------------------











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(1) List each option grant on a separate line even if more than one grant was made on the same grant date.

(2) If you are tendering any options subject to a specific grant, you must tender all of the options subject to that grant that remain outstanding.

     In accordance with Instruction 1 hereof, please enclose with this letter each option agreement under which the options you are tendering were granted, if available. If any of the agreements representing your options have been lost, stolen, destroyed or mutilated, please mark the box below and indicate the grant number of the option grants represented by your lost, stolen, destroyed or mutilated agreements.

     [ ] Grant no(s). ___________________.

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To American Technical Ceramics Corp.:

     Upon the terms and subject to the conditions set forth in the Offer to Exchange, dated January 16, 2002 (the "Offer to Exchange"), the receipt of which I hereby acknowledge, and in this Letter of Transmittal (this "Letter," which together with the Offer to Exchange, as they may be amended from time to time, constitute the "Offer"), I, the undersigned, hereby tender to American Technical Ceramics Corp., a Delaware corporation (the "Company"), the Option Shares specified by the marked box and table on page 1 of this Letter (the "Tendered Options") in exchange for a grant, to be made subject to the terms and conditions set forth in the Offer, of new options to purchase the number of shares of Common Stock equal to the number of shares of Common Stock subject to the Tendered Options (rounded down to the nearest whole share) (the "New Options"). All New Options granted to me will be subject to the terms and conditions of the eligible option plan pursuant to which they are granted and option agreements between the Company and me.

     Subject to, and effective upon, the Company's acceptance for exchange of the Tendered Options in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all rights, title and interest in and to the Tendered Options.

     I hereby represent and warrant that I have full power and authority to tender the Tendered Options and that, when and to the extent the Tendered Options are accepted for exchange by the Company, the Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable eligible option plan and option agreement) and the Tendered Options will not be subject to any adverse claims. Upon request of the Company, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Options pursuant to the Offer.

     I have provided below the name of the registered holder of the Tendered Options as it appears on the option agreement or agreements representing the Tendered Options and the social security number of that registered holder. In the appropriate box on page 1 of this Letter, I have indicated that I am (1) tendering all of my eligible option grants, or (2) certain of my eligible option grants, and, in each case, I have listed in the table on page 1 for each Tendered Option: the grant number of the Tendered Option, the grant date and exercise price of the Tendered Option and the number of Option Shares to be tendered.

     I understand and acknowledge that:

     1. I may tender my options outstanding under the eligible option plans having an exercise price per share of $19.50 or more. I understand that I am not required to tender any of such options. However, if I choose to tender any options, I must tender all or none of the shares subject to that grant that remain outstanding (no partial tenders of any option grants will be accepted).

     2. All Tendered Options properly tendered prior to 5:00 P.M., Eastern time, on February 13, 2002 (the "Expiration Date"), or on such other date to which the Company has extended the Offer, if not properly withdrawn prior to the Expiration Date, as it may be extended, will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Exchange.

     3. If I have checked the box on page 1 of this letter indicating that one or more of the agreements representing my Tendered Options has been lost, stolen, destroyed or mutilated, I acknowledge that such option agreement(s) is deemed to be terminated as of the date of the Company's acceptance of my Tendered Options.

     4. Upon the Company's acceptance of the Tendered Options for exchange, I understand and hereby agree that the option agreement or agreements to which the Tendered Options are subject will be terminated, and the options thereunder will be canceled. All New Options will be subject to the terms and conditions of the eligible option plan pursuant to which they are granted and the terms of a new option agreement between the Company and me, a copy of which I will receive after the New Options are granted.

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     5. I understand that the New Options will not be granted until the first business day that is at least six months and one day after the date the Company accepts for exchange and cancels the Tendered Options and will (a) have an exercise price equal to 100% of the fair market value of the Common Stock on that grant date, as determined by the last reported sale price of the Common Stock on the American Stock Exchange on such date (provided that the Common Stock is quoted on the American Stock Exchange on such date), and (b) vest on the same schedule as the Tendered Options.

     6. I understand that I must be an employee, officer or director of the Company or one of its subsidiaries from the date I tender the Tendered Options through the date the New Options are granted in order to receive the New Options, and, if for any reason I do not remain an employee, officer or director during that time period, I will not receive New Options, or any other consideration, for the Tendered Options.

     7. By tendering the Tendered Options pursuant to the procedure described in
Section 3 of the Offer to Exchange and in the instructions to this Letter of Transmittal, I accept the terms and conditions of the Offer. The Company's acceptance for exchange of the Tendered Options will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

     8. Under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Tendered Options, and, in any such event, the Tendered Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

     9. I understand that once the Company accepts the Tendered Options for exchange, I will no longer have any rights under the Tendered Options or the related option agreement(s), which option agreement(s) shall be terminated upon cancellation of the Tendered Options. I understand that in the event of a merger or similar change of control transaction, the Company has reserved the right to take any actions it deems necessary or appropriate to complete a transaction that the board of directors of the Company believes is in the best interest of the Company and its stockholders, which could include terminating any right to receive New Options or any other consideration for the Tendered Options.

     10. All options that I choose not to tender for exchange or that are not accepted for exchange, assuming they are not required to be tendered for exchange as described in clause 1 above, shall remain outstanding and retain their current exercise price and vesting schedule.

     11. I understand that the public trading price of the Common Stock will vary from time to time after the Offer expires such that the public trading price of the Common Stock could at some time in the future exceed the exercise price of the Tendered Options. By tendering the Tendered Options, I agree to hold the Company harmless for any perceived loss as a result of variations in the public trading price of the Common Stock, from time to time, after the expiration of the Offer.

     12. The Company has advised me to consult with my own accounting, investment, legal and tax advisors as to the consequences of participating or not participating in the Offer.

     13. I understand that even if my Tendered Options accepted for exchange qualified as incentive stock options under the Internal Revenue Code, the New Options I receive may be non-statutory stock options and may not qualify as incentive stock options under the Internal Revenue Code.

     14. I have read, and I understand and agree to all of the terms and conditions of the Offer.

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     All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

     I understand and acknowledge that the Offer is not being made to (nor will tenders of options be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

                               SIGNATURE OF OWNER

                               -------------------------------------------------
                               (Signature of Holder)

                               Date:
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                               Please Print Clearly:

                               Name:
                                    --------------------------------------------

                               Address:
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                               -------------------------------------------------

                               Telephone No. (with area code):
                                                              ------------------

                               Tax ID/Social Security No.:
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                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. Delivery of Letter of Transmittal. A properly completed and duly executed original of this Letter (or a facsimile thereof), the option agreement under which the Tendered Options were granted, if available, and any other documents required by this Letter, must be received by the Company at its address set forth on the front cover of this Letter on or before the Expiration Date. If any option agreement under which any of the Tendered Options were granted is unavailable for return to the Company, you must mark the appropriate box on page 1 of this Letter and list the grant number of the option grants represented by such option agreement.

     The method by which you deliver any required documents is at your option and risk, and delivery will be deemed made only when actually received by the Company. If you elect to deliver your documents by mail, the Company recommends that you use registered mail with return receipt requested. E-mail delivery will not be accepted. In all cases, you should allow sufficient time to ensure timely delivery.

     Tenders of options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date, as it may be extended by the Company pursuant to the terms of the Offer. In addition, if the Company has not yet accepted your Tendered Options before 5:00 P.M., Eastern Time, on March 14, 2002, you may withdraw your Tendered Options at any time thereafter. To withdraw Tendered Options you must deliver a written notice of withdrawal, or a facsimile thereof, with the required information to the Company while you still have the right to withdraw the Tendered Options.

     Delivery by e-mail will not be accepted. Withdrawals may not be rescinded and any Tendered Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Tendered Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

     The Company will not accept any alternative, conditional or contingent tenders. All tendering option holders, by execution of this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

     2. Inadequate Space. If the space provided herein is inadequate, the information required to complete the table on page 1 of this Letter regarding the options to be tendered should be provided on a separate schedule attached hereto.

     3. Tenders. If you intend to tender options pursuant to the Offer, you must mark one of the boxes on page 1 and complete the table on page 1 of this Letter by providing the following information for each option that you intend to tender: grant number, grant date, exercise price and number of Option Shares you are tendering. You must tender all outstanding options under an individual option grant that remain outstanding.

     4. Signatures on this Letter of Transmittal. The signature on this Letter should correspond with the name as written on the face of the option agreement or agreements to which the Tendered Options are subject without alteration, enlargement or any change whatsoever.

     5. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter may be directed to Ms. Kathleen Kelly, at the address and telephone number given on the front cover of this Letter. Copies will be furnished at the Company's expense.

     6. Irregularities. All questions as to the number of Option Shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or

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will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     IMPORTANT: To accept the Offer, this Letter (or a facsimile copy thereof), together will all other required documents, must be received by the Company on or prior to the Expiration Date. You must deliver a properly executed paper copy or facsimile copy of the documents. E-mail delivery will not be accepted.

     7. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important tax information, before deciding to tender any options. If you are an employee based outside the United States, the treatment of the exchange under the laws of the country in which you live and work may be different from the treatment of the exchange for U.S. Federal income tax purposes. To the extent that withholding taxes apply to employees that are residents of a country other than the United States, such employees will be required to submit an Irrevocable Standing Order to Sell Shares authorizing a broker designated by the Company to automatically sell the number of vested shares necessary to satisfy the applicable withholding tax obligation and broker commission.

     The Company recommends that you consult with your own tax advisor to determine the tax consequences of the Offer to you under the laws of the country in which you live and work.




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